                                                                   Exhibit 23(j)
                                                                   -------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 22 (File No. 33-34929) under the Securities Act of 1933 and Post-Effective Amendment No. 24 (File No. 811-06110) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of our report dated May 5, 2000, relating to the financial statements and financial highlights that appear in the March 31, 2000 Annual Report to Shareholders of Western Asset Intermediate Portfolio, Western Asset Core Portfolio, Western Asset Core Plus Portfolio, and Western Asset Non-US Fixed Income Portfolio of LM Institutional Fund Advisors I, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants," and "Financial Statements" in such Registration Statement.

In addition, we consent to the inclusion in the Statement of Additional Information, constituting part of this Registration Statement, of our report dated July 27, 2000, on our audit of the financial statements of Western Asset Money Market Portfolio, a portfolio of LM Institutional Fund Advisors I, Inc., as of March 31, 2000, and for the year then ended.



PricewaterhouseCoopers LLP
Baltimore, Maryland
July 27, 2000